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                                  Exhibit 99

                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
    OF SALEM BANK AND TRUST, NATIONAL ASSOCIATION TO BE HELD APRIL 25, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Eugene M. Bane, Jr., Carlos B. Hart, and Rose M. Hagen as proxies, and each or any of them with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of SALEM BANK AND TRUST, NATIONAL ASSOCIATION held of record by the undersigned on April __, 2000 at the Annual Meeting of Shareholders to be held May __, 2000 or any adjournment thereof.

1. To approve the reorganization of Salem Bank & Trust into a bank holding company form of ownership by approving a plan and agreement of share exchange.

            FOR  ____      AGAINST  ____             ABSTAIN  ____

2. To allow the Chairman of the meeting to adjourn the meeting to a later date and resolicit shareholders if he believes that there are insufficient votes to approve the reorganization.

            FOR  ____      AGAINST  ____             ABSTAIN  ____

3.   Election of the directors in the accompanying proxy statement.

     _____  FOR ALL NOMINEES listed below (except as marked to the contrary).

            Dr. Eugene M. Bane, Jr.   Carlos B. Hart          H. Morgan Griffith
            Truman R. Dorton          Dr. Walter A. Hunt      Rose M. Hagen
            Morris A. Elam            Gladys C. O'Brien       Clark Owen, Jr.


     _____  AGAINST ALL NOMINEES listed above.

You may withhold authority to vote for any nominee by striking through his or her name.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, except as provided in number 2 above relating to postponement of the meeting to solicit shareholders to approve the reorganization.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, OR IF AUTHORITY IS NOT WITHHELD, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL AND IN THE DISCRETION OF THE PROXY AGENTS ON OTHER MATTERS.

Please sign exactly as your name appears below on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

____________________________________          __________________________________
Signature                    Date             Signature                  Date
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NUMBER OF SHARES _________________________

______________________________________________________________________________

PLEASE MARK, SIGN, DATE & RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

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